EXECUTION VERSION

RESIDENTIAL FUNDING CORPORATION,
the Company

and

GOLDMAN SACHS MORTGAGE COMPANY,
the Initial Owner

STANDARD TERMS AND PROVISIONS OF
SALE AND SERVICING AGREEMENT

Dated as of September 29, 2005

Residential Mortgage Loans

TABLE OF CONTENTS

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Exhibits

Exhibit A	Form of Reference Agreement

Exhibit B	Custodial Agreement dated August 1, 2003, between the Initial Owner and Wells Fargo Bank, N.A.

Exhibit C	Form of Subservicing Agreement

Exhibit D	Delinquency Collection Policies and Procedures

Exhibit E	Form of Assignment and Assumption Agreement

Exhibit F	Form of Certification

Exhibit G	Form of Request for Release

Exhibit H	Form of Back-Up Certification

Exhibit I	Form of Indemnification Agreement

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This is a STANDARD TERMS AND PROVISIONS OF SALE AND SERVICING AGREEMENT, dated and effective as of September 29, 2005, by and between RESIDENTIAL FUNDING CORPORATION, as seller and master servicer (the “Company”) and GOLDMAN SACHS MORTGAGE COMPANY, as the initial owner (the “Initial Owner”), together with all amendments hereof and supplements hereto (as it pertains to the Mortgage Pool and as incorporated by reference in and made a part of the Reference Agreement (as defined below), the “Agreement”.

PRELIMINARY STATEMENT

The Initial Owner has agreed to purchase from time to time from the Company and the Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse, a 100% undivided Ownership Interest in pools of residential Mortgage Loans. Each pool of Mortgage Loans will have the characteristics set forth herein and in the Reference Agreement, a form of which is attached as Exhibit A hereto (each, a “Reference Agreement”). The sale of the Mortgage Loans in each Mortgage Pool will be governed by the Reference Agreement together with this Agreement, which will be incorporated by reference into and made a part of the Reference Agreement.

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices specified in the Program Guide and those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

Accrued Interest: With respect to each Remittance Date, one month’s interest accrued at the then applicable Pass-Through Rate on the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the close of business on the immediately preceding Remittance Date (or in the case of the first Remittance Date, the Cut-off Date). Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Interest will be adjusted in accordance with Section 1.02.

Acquisition Date: As defined in Section 3.15.

Affiliate: With reference to the Company, any other entity controlling, controlled by, or under direct or indirect common control with the Company; as used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

Appraised Value: With respect to any Mortgaged Property, generally, the lesser of (a) the appraised value of such Mortgaged Property based on an appraisal made at the time of the origination or modification of the related Mortgage Loan and (b) the sales price of the Mortgaged Property at such time of origination; except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

Assigned Contracts: With respect to any Pledged Asset Loan: the Credit Support Pledge Agreement; the Funding and Pledge Agreement, among GMAC Mortgage Corporation, National Financial Services Corporation and the Mortgagor or other person pledging the related Pledged Assets; or the Additional Collateral Agreement, between GMAC Mortgage Corporation and the Mortgagor or other person pledging the related Pledged Assets.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Bankruptcy Code: The United States Bankruptcy Code, Title 11 of the United States Code, as amended.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Minnesota, the State of California or the State of Illinois (or such other state or states in which the Custodial Account is at the time located) are required or authorized by law or executive order to be closed.

Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

Cash Receipts: As defined in Section 3.15.

Closing Date: As defined in the Reference Agreement.

Code: The Internal Revenue Code of 1986.

Combined Collateral LLC: Combined Collateral LLC, a Delaware limited liability company.

Commission: The United States Securities and Exchange Commission.

Company: Residential Funding Corporation, a Delaware corporation, or its successor in interest, or any successor as herein provided.

Compensating Interest: With respect to any Remittance Date, an amount equal to Prepayment Interest Shortfalls resulting from Full Prepayments during the related Prepayment Period and Partial Prepayments during the prior calendar month, but not more than the Servicing Fee received by the Company with respect to the Mortgage Loans and such Remittance Date and any income or gain realized from the investment of funds held in the Custodial Account to which the Company is entitled pursuant to Section 3.08 for such Remittance Date.

Confidential Information: As defined in Section 2.06.

Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to any party to this Agreement on behalf of the Mortgagors.

Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Initial Owner pursuant to Section 2.01.

Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Credit Support Pledge Agreement: The Credit Support Pledge Agreement, dated as of November 24, 1998, among the Company, as master servicer, GMAC Mortgage Corporation, Combined Collateral LLC and The First National Bank of Chicago (now known as JPMorgan Chase Bank), as custodian.

Custodial Account: The custodial account created and maintained pursuant to Section 3.06.

Custodial Agreement: The Custodial Agreement dated August 1, 2003, between the Initial Owner and Wells Fargo Bank, N.A. attached hereto as Exhibit B.

Custodian: A custodian, which shall not be the Owner, appointed by the Company pursuant to a Custodial Agreement.

Cut-off Date: As defined in the Reference Agreement.

Debt-to-Income Ratio: With respect to any Mortgage Loan, the ratio of the related Mortgagor’s total outstanding indebtedness as of the date of the origination of the related Mortgage Loan to the related Mortgagor’s total gross income for the year immediately preceding the date of the origination of the related Mortgage Loan.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Collection Policies and Procedures: The policies procedures attached as Exhibit D.

Determination Date: With respect to any Remittance Date, the second Business Day prior to such Remittance Date.

Due Date: With respect to any Remittance Date, the first day of the month in which such Remittance Date occurs.

Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the related Due Date.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: As defined in Section 6.01.

Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fitch: Fitch, Inc. or its successor in interest.

Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Full Prepayment: Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Insurance Proceeds: Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer or the Company and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures set forth in the Program Guide.

Insured Expenses: Expenses covered by any mortgage insurance policy, any replacement insurance policy or policies or any other insurance policy.

Interim Certification: As defined in Section 2.02.

Liquidated Mortgage Loan: A Mortgage Loan as to which payment has been made to the Company of all Liquidation Proceeds and other payments or recoveries which the Company deems to be finally recoverable.

Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan (to the extent such amount is reimbursable under the terms of this Agreement or the Program Guide) and not recovered by the Company under any insurance policy for reasons other than the Company’s failure to comply with Section 3.09 or 3.10.

Liquidation Proceeds: Cash (including Insurance Proceeds and condemnation proceeds) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee’s sale, condemnation, foreclosure sale or otherwise, net of Liquidation Expenses and Insured Expenses.

Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The aggregate of the advances made by the Company with respect to any Remittance Date pursuant to Section 4.03, the amount of any such Monthly Advance being equal to the aggregate of the principal portion of such Monthly Payments on the Mortgage Loans which were due on the related Due Date but extended pursuant to Section 3.03 or delinquent (in whole or in part) as of the close of business on the Business Day next preceding the related Remittance Date, plus the interest portion of such Monthly Payments adjusted to the related Mortgage Loan Remittance Rates, and less the amount of any advances which the Company has determined would constitute Nonrecoverable Monthly Advances, if made.

Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor in such month under the related Mortgage Note.

Moody’s: Moody’s Investors Service, Inc., or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates either (i) with respect to a Mortgage Loan other than a Cooperative Loan, a lien on a fee simple interest or leasehold interest in real property or (ii) with respect to a Cooperative Loan, the Cooperative Lease and related Cooperative Stock.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan which shall be delivered to the Custodian, as the duly appointed agent of the Owner, or as otherwise agreed by the parties to this Agreement and the Custodian, if any, in writing, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan. The Mortgage Interest Rate for each Mortgage Loan will be the rate indicated as the “CURR RATE” on the Mortgage Loan Schedule.

Mortgage Loan: An individual mortgage loan or Cooperative Loan, as applicable, that is the subject of this Agreement and identified on the Mortgage Loan Schedule.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the rate per annum designated as the “PASSTHRU RATE” for such Mortgage Loan on the related Mortgage Loan Schedule.

Mortgage Loan Schedule: Each schedule of Mortgage Loans attached to a Reference Agreement.

Mortgage Note: The originally executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan and any modification thereto.

Mortgage Pool: Each pool of Mortgage Loans conveyed by the Company to the Initial Owner from time to time pursuant to an applicable Reference Agreement referencing this Agreement.

Mortgaged Property: The underlying property securing a Mortgage Loan, including without limitation with respect to a Cooperative Loan, the related Cooperative Lease and Cooperative Stock.

Mortgagor: The obligor on a Mortgage Note.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made by the Company which, in the judgment of the Company, is not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.

Opinion of Counsel: A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company.

Owner: Any Person from time to time having an Ownership Interest in the Mortgage Loans.

Ownership Interest: The undivided ownership interest in the Mortgage Pool.

Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Pass-Through Rate: As to any Remittance Date, a rate equal to the weighted average, expressed as a percentage, of the Mortgage Loan Remittance Rates of all Mortgage Loans in the Mortgage Pool as of the close of business on the Due Date in the month preceding the month in which such Remittance Date occurs, weighted on the basis of the respective Principal Balances of such Mortgage Loans, which Principal Balances shall be the Principal Balances of such Mortgage Loans immediately prior to such Remittance Date.

Permitted Instrument: As defined in Section 3.08.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 2.03.

Pledged Amount: With respect to any Pledged Asset Loan, the amount of money remitted to Combined Collateral LLC, at the direction of or for the benefit of the related Mortgagor.

Pledged Asset Loan: Any Mortgage Loan supported by Pledged Assets or other collateral, other than the related Mortgaged Property.

Pledged Assets: With respect to any Mortgage Loan, all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts and other investment property and other property of whatever kind or description pledged by Combined Collateral LLC as security in respect of any losses in connection with such Mortgage Loan up to the Pledged Amount for such Mortgage Loan, and any related collateral, or other collateral.

Prepayment Interest Shortfall: As to any Remittance Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Full Prepayment during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month’s interest at the Mortgage Loan Remittance Rate on the Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor for such month to the date of such Full Prepayment or (b) a Partial Prepayment during the prior calendar month, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Partial Prepayment.

Prepayment Period: As to any Remittance Date and a Full Prepayment, the period commencing on the 16th day of the month prior to the month in which that Remittance Date occurs and ending on the 15th day of the month in which such Remittance Date occurs.

Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy thereof.

Principal Balance: As to each Mortgage Loan, as of the time of any determination, (i) the principal balance remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, minus (ii) all amounts distributed to the Owner with respect to such Mortgage Loan and reported to the Owner as allocable to principal, including the principal component of any Monthly Advances and any losses incurred with respect to such Mortgage Loan.

Principal Remittance Amount: With respect to any Remittance Date, the sum of (a) the principal component of any Monthly Advance for such Remittance Date; (b) any amount required to be deposited in the Custodial Account pursuant to Section 3.10(a); (c) any amount that the Company is not permitted to withdraw from the Custodial Account pursuant to Section 3.16; and (d) the amount on deposit in the Custodial Account as of the close of business on the Determination Date immediately preceding such Remittance Date which is allocable to payments on account of principal of the Mortgage Loans, which amount shall not include (i) Partial Prepayments and the principal portion of any Liquidation Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02 and 2.04 received in the month in which such Remittance Date occurs (other than such Partial Prepayments, Liquidation Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 that the Company has deemed to have been received in the preceding month) and Full Prepayments made after the related Prepayment Period, (ii) payments which represent receipt of scheduled payments of principal due on a date or dates subsequent to the related Due Date and (iii) late payments of principal which have been the subject of a previous Monthly Advance and which are eligible for withdrawal pursuant to clauses (ii) or (vii) of Section 3.07.

Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding Corporation’s mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding Corporation from time to time.

Purchase Price: As defined in the Reference Agreement.

Reconstitution: As defined in Section 3.18.

Reconstitution Date: As defined in Section 3.18.

Record Date: With respect to each Remittance Date, the close of business on the last Business Day of the month next preceding the month in which the related Remittance Date occurs.

Regulation AB: Regulation AB under the Securities Act and the Securities Exchange Act, as amended from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Amount: With respect to any Remittance Date, an amount equal to, subject to Section 1.02, (i) the Principal Remittance Amount (if any) for such Remittance Date, plus (ii) the Accrued Interest for such Remittance Date, minus (iii) any amounts payable to the Company pursuant to Section 3.07 that are not taken into account in the adjustment of Accrued Interest pursuant to Section 1.02.

Remittance Date: The 25th day of any month, beginning in the month following the month in which the Cut-off Date occurs, or if such 25th day is not a Business Day, the first Business Day immediately following.

REO Acquisition: The acquisition by the Company on behalf of the Initial Owner of any REO Property pursuant to Section 3.12.

REO Property: A Mortgaged Property acquired by the Owner or the Company on behalf of the Owner through foreclosure or deed in lieu of foreclosure.

Request for Release: A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

Securities Act: The Securities Act of 1933, as amended.

Securities Exchange Act: The federal Securities Exchange Act of 1934, as amended.

Securitization Transfer: As defined in Section 3.18.

Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

Seller: As to any Mortgage Loan, a Person that executed a Seller’s Agreement applicable to such Mortgage Loan.

Seller’s Agreement: An agreement for the origination and sale of Mortgage Loans in the form referred to in the Program Guide or in such other form as has been approved by the Company.

Servicing Fee: As to each Mortgage Loan, the annual fee, payable monthly to the Company out of the interest portion of the Monthly Payment received on each Mortgage Loan.

Servicing Fee Rate: As defined in the Reference Agreement.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Static Pool Information: Information described in Item 1105(a) of Regulation AB regarding the Company.

Subservicer: Any Person, including any successor, with whom the Company has entered into a Subservicing Agreement pursuant to the Program Guide.

Subservicing Agreement: The written contract between the Company and a Subservicer as may be amended from time to time, a representative form of which is attached hereto as Exhibit C. With respect to any Pledged Asset Loans subserviced by GMAC Mortgage Corporation, the Addendum and Assignment Agreement, dated as of November 24, 1998, between the Master Servicer and GMAC Mortgage Corporation, as such agreement may be amended from time to time.

Subservicing Fee: The annual fee, payable monthly to the Subservicer out of the interest portion of the Monthly Payment received on each Mortgage Loan.

Subservicing Fee Rate: As to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule as the “SUBSERV FEE”.

Successor Servicer: Any successor master servicer appointed pursuant to Section 8.01.

Section 1.02 Calculations Respecting Accrued Interest.

(a) The Accrued Interest on any Remittance Date shall be reduced by the amount of any Prepayment Interest Shortfalls with respect to that Remittance Date (to the extent not offset by the Company with a payment of Compensating Interest).

(b) In the event that the Liquidation Proceeds with respect to any Mortgage Loan (net of amounts payable or reimbursable therefrom pursuant to Sections 3.07(iii) and 3.07(iv)) are less than the Principal Balance of such Mortgage Loan, together with one month’s interest thereon at the applicable Mortgage Loan Remittance Rate, the Accrued Interest on the Remittance Date in the next succeeding month shall be reduced by the amount of such insufficiency. In the event that such Liquidation Proceeds exceed the sum of the Principal Balance of such Mortgage Loan plus one month’s interest thereon at the applicable Mortgage Interest Rate, such excess shall be payable to the Owner unless such Mortgage Loan has been included in a securitization, in which case the Company shall receive such excess as additional servicing compensation.

(c) In the event that any amount or amounts shall be withdrawn from amounts attributable to the Mortgage Loans on deposit in the Custodial Account pursuant to clauses (ii), (iii) (other than for servicing compensation), (iv), (v), (vi), (vii), (viii) or (ix) of Section 3.07 and the related withdrawal or withdrawals shall not be reflected in any adjustment required pursuant to subsections (a) and (b) above, the Accrued Interest on the immediately succeeding Remittance Date shall be reduced by the total of such amounts so withdrawn to the extent such amounts would result in a shortfall of Accrued Interest.

(d) In the event that as of the end of any Due Period, for any reason (including, without limitation, acquisition of title to the underlying Mortgaged Property through foreclosure or acceptance of a deed in lieu of foreclosure, application of the Servicemembers Civil Relief Act or similar legislation or regulations as in effect from time to time, or a Debt Service Reduction or a Deficient Valuation), less than the full amount of the interest portion of the Monthly Payment at the Mortgage Loan Remittance Rate due on the Due Date in such Due Period on any Mortgage Loan is deposited in the Custodial Account and no Monthly Advance is made or required to be made in respect thereof, the Accrued Interest on the immediately succeeding Remittance Date shall be reduced by the amount of such insufficiency.

(e) In the event that on or in the month of any Due Date (after adjustment for the Subservicing Fee and the Servicing Fee) more than one month’s interest at the applicable Mortgage Loan Remittance Rate on the Principal Balance of any Mortgage Loan is deposited in the Custodial Account as a result of late recoveries of interest in respect of which no Monthly Advance was made in respect of such amount, the Accrued Interest on the immediately succeeding Remittance Date shall be increased by the amount of such excess.

(f) All references to the Principal Balance of any Mortgage Loan in this Section 1.02 are to the Principal Balance of such Mortgage Loan as of the close of business on the Remittance Date immediately preceding the Remittance Date in respect of which the Accrued Interest thereon is being adjusted pursuant to the applicable subsection of this Section 1.02 or, in the case of the first Remittance Date, as of the Cut-off Date.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files.

(a) The Company, simultaneously with the execution and delivery of the Reference Agreement, shall hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest comprising all the right, title and interest of the Company in and to the Mortgage Loans, including all interest at the applicable Mortgage Loan Remittance Rate and principal received on or with respect to the Mortgage Loans after the Cut-off Date set forth in the applicable Reference Agreement (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) on a servicing retained basis.

(b) In connection with the Company’s assignment of the Mortgage Loans to the Initial Owner pursuant to the Reference Agreement, not later than the date specified in the related Reference Agreement, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Initial Owner for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed “Pay to the order of ____________, without recourse,” and signed in the name of the Company by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “Residential Funding Corporation, formerly known as [previous name]”. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Company. In lieu of the original Mortgage Note, the Owner will accept lost note affidavits in a form acceptable to the Owner for up to five percent (5%) of the Mortgage Loans (measured by unpaid principal balance).

(ii) Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any, or if the original has not yet been returned from the recording office, a copy of such original certified by the Company.

(iii) Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, assigned to ________________, but otherwise in form and substance acceptable for recording and sent for recording; provided however, that certain recording information will not be available if, as of the related Closing Date, the Company has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”.

(iv) With respect to each Cooperative Loan:

(A) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Initial Owner; and

(B) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank.

(c) In addition, the Company is in possession of the following documents for each Mortgage Loan (the “Additional Loan Documents”), which shall be delivered to the Owner or a Custodian designated by the Owner if required in connection with a Fannie Mae Transfer, a Freddie Mac Transfer, a Whole Loan Transfer or a Securitization Transfer entered into pursuant to this Agreement:

(i) The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Company (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located. The Mortgage shall note the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan.

(ii) The original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Company has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Company in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”; provided, further, that if the Mortgage Loan is a MERS Mortgage Loan (and, except in the case of a MOM Loan where no intervening assignment shall be required, the original or certified true copy of the recorded Assignment of Mortgage to MERS is provided pursuant to clause (iv) below) no Assignment of Mortgage shall be required.

(iii) Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

(iv) With respect to each Cooperative Loan:

(A) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(B) The related Security Agreement;

(C) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(D) Copies of the filed UCC-3 assignments of the security interest referenced in clause (B) above showing an unbroken chain of title from the originator to the Initial Owner, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(E) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (A) above, showing an unbroken chain of title from the originator to the Initial Owner; and

(F) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan.

(d) Notwithstanding the provisions of Section 2.01(a) or 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Section 2.01(a) or 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement. The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with Section 2.01(a) or 2.01(b), as applicable.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Company further agrees that it will, at the Owner’s request and sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Owner by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold. The Company further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Certain documents referred to in Section 2.01(a) of the Agreement may be missing on or prior to the Closing Date. In the event such missing documents are not provided within 45 days after the Closing Date except as provided in the preceding paragraph, the Company shall repurchase the related Mortgage Loans on the second Remittance Date after the Closing Date at the Purchase Price for such Mortgage Loans.

(e) Any documents required to be delivered to the Custodian by the Company pursuant to this Section 2.01 which are in the possession or control of the Company or a Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage Loans are and shall be held by the Company, either directly or through the related Subservicer, in trust for the benefit of the Owner.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

(f) Concurrently with the execution and delivery hereof, the Company hereby assigns to the Initial Owner, and the Initial Owner hereby assumes, all of the Company’s rights and obligations under the Seller’s Agreements with respect to the Mortgage Loans, insofar as such rights and obligations relate to any representations and warranties regarding a Mortgage Loan made by a Seller under any Seller’s Agreement and any remedies available under the Seller’s Agreement for a breach of any such representations and warranties.

(g) The Company hereby assigns to the Initial Owner its security interest in and to any Pledged Assets, and its right to receive amounts due or to become due in respect of any Pledged Assets pursuant to the related Subservicing Agreement. With respect to any Pledged Asset Loan, the Company shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Initial Owner and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

(h) The Company agrees that the sale of each Pledged Asset Loan pursuant to this Agreement will also constitute the assignment, sale, setting-over, transfer and conveyance to the Initial Owner, without recourse (but subject to the Company’s covenants, representations and warranties specifically provided herein), of all of the Company’s obligations and all of the Company’s right, title and interest in, to and under, whether now existing or hereafter acquired as owner of the Mortgage Loan with respect to all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description consisting of, arising from or related to (i) the Assigned Contracts, (ii) all rights, powers and remedies of the Company as owner of such Mortgage Loan under or in connection with the Assigned Contracts, whether arising under the terms of such Assigned Contracts, by statute, at law or in equity, or otherwise arising out of any default by the Mortgagor under or in connection with the Assigned Contracts, including all rights to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, approval or waiver thereunder, (iii) all security interests in and lien of the Company as owner of such Mortgage Loan in the Pledged Amounts and all money, securities, security entitlements, accounts, general intangibles, instruments, documents, certificates of deposit, commodities contracts, and other investment property and other property of whatever kind or description and all cash and non-cash proceeds of the sale, exchange, or redemption of, and all stock or conversion rights, rights to subscribe, liquidation dividends or preferences, stock dividends, rights to interest, dividends, earnings, income, rents, issues, profits, interest payments or other distributions of cash or other property that is credited to the Custodial Account, (iv) all documents, books and records concerning the foregoing (including all computer programs, tapes, disks and related items containing any such information) and (v) all insurance proceeds (including proceeds from the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation or any other insurance company) of any of the foregoing or replacements thereof or substitutions therefor, proceeds of proceeds and the conversion, voluntary or involuntary, of any thereof. The foregoing transfer, sale, assignment and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Initial Owner, of any obligation of the Company, or any other person in connection with the Pledged Assets or under any agreement or instrument relating thereto, including any obligation to the Mortgagor, other than as owner of the Mortgage Loan.

Section 2.02 Acceptance by the Initial Owner. The Initial Owner, upon its receipt of the Initial Certification (as found on Exhibit 1 of the Custodial Agreement attached hereto as Exhibit B) from the Custodian acknowledges receipt by the Custodian as the duly appointed agent of the Owner of the documents referred to in Section 2.01 above and declares that the Custodian, as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian, as its agent, and the rights of the Company with respect to any Pledged Assets, in trust for the use and benefit of the Initial Owner and any other future Owner. Pursuant to the Custodial Agreement, the Custodian shall notify the Owner and the Company if any document or documents constituting a part of the Mortgage File are missing or defective in respect of the items reviewed by it pursuant to the Custodial Agreement. The Owner shall notify the Company and the Custodian of any such omission or defect which it finds in respect of any Mortgage Loan. If such omission or defect materially and adversely affects the interests of the Owner, the Company shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Company was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Owner within 90 days from the date the Company was notified of such omission or defect by depositing in the Custodial Account or otherwise delivering the Purchase Price for such Mortgage Loan to the Company. The Company shall exercise reasonable efforts to enforce the related Subservicer’s or Seller’s obligation to purchase such Mortgage Loan from the Owner and, failing the related Subservicer’s or Seller’s purchase of such Mortgage Loan, the Company shall either (i) correct or cure such omission or defect in respect of such Mortgage Loan or (ii) purchase at the Purchase Price such Mortgage Loan from the Owner within 120 days from the date the Company was notified of such omission or defect. Upon receipt from the Subservicer, Seller or the Company, as the case may be, such Purchase Price shall be deposited by the Company in the Custodial Account. Upon receipt by the Owner of written notification of such deposit signed by an officer of the Company, the Custodian shall release to the Company the related Mortgage File and the Owner shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Subservicer or Seller that repurchases the Mortgage Loan is not a member of MERS, and the Mortgage is registered on the MERS® System, the Company shall cause MERS to execute and deliver an Assignment in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. The obligation of the Seller or the Subservicer, as the case may be, to cure any material and adverse omissions or defects with respect to any Mortgage Loan or to purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Owners.

Section 2.03 Assignment of Mortgage Loans. The Initial Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage Loans in whole but not in part and designate any person to exercise any rights of the Owner hereunder with respect to the Mortgage Loans, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to the Mortgage Loans; provided, however, that (i) the Mortgage Loans shall at all times be subject to the terms of this Agreement; and (ii) the Initial Owner may assign its interest under this Agreement to no more than three Persons; and provided further, however, that the company shall be given thirty days’ prior written notice before any such assignment shall be effective. Prior to assigning its interests under this Agreement, the Owner shall deliver a copy of this Agreement to such assignee or designee. Each assignee or designee may assign its interest in the Mortgage Loans owned by it in whole, and not in part, to no more than three Persons; provided, however, that at no time may there be more than three Owners. No sale or transfer of the Mortgage Loans or assignment of this Agreement shall be binding upon the Company for any purpose under this Agreement unless the Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company (with a copy to the Custodian) an assignment and assumption agreement in the form of Exhibit E annexed hereto and the Company has acknowledged such agreement. No sale of the Mortgage Loans shall be made to any employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a “Plan”) or to any person or entity that is investing on behalf of or with “plan assets” of any Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include “plan assets” of any Plan), unless the Owner’s prospective assignee provides the Company with a certification or Opinion of Counsel or both, which establishes to the Company’s satisfaction that such disposition will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code. The Company shall not be required to pay any costs or expenses incurred in connection with obtaining such Opinion of Counsel. The Company may require that such prospective assignee certify to the Company in writing the facts establishing that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.

The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law. No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If an Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Owner desiring to effect the disposition, and the Owner’s prospective transferee, certify to the Company in writing the facts surrounding the disposition. Unless the Company requests otherwise, such certification of facts shall be in the form of an assignment and assumption agreement annexed hereto as Exhibit E. In the event that such certification of facts does not on its face establish that registration or qualification is not required, the Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification. Any such Opinion of Counsel shall not be an expense of the Company. The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage Loans without registration or qualification.

Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by the Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of the Owner hereunder with respect to such Mortgage Loans, and the Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as the Owner of such Mortgage Loans. The Company shall not be responsible for expenses incurred by the Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

Section 2.04 Representations and Warranties of the Company.

(a) The Company hereby represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not violate the Company’s Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Initial Owner, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Company will comply in all material respects in the performance of this Agreement;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered by the Company to the Initial Owner will, to the knowledge of the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii) The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS;

(ix) The performance of the Company’s obligations under this Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

(x) Each Mortgage Loan was originated by a Seller that was in good standing with the Company as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Company;

(xi) The electronic data file listing the Mortgage Loans and characteristics thereof provided to the Initial Owner by the Company prior to the Closing Date is true and correct in all material respects; and

(xii) The Company has complied with all anti-money laundering laws, including without limitation the USA Patriot Act of 2001, and regulations currently in effect and applicable to it.

(b) The Company further represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein, unless otherwise specified in the Reference Agreement:

(i) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct, in all material respects;

(ii) No action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan has taken place, nor has any incident or action that would give rise to a claim or alleged claim of any action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan taken place on the part of any Person including, without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained or any pool insurance policy covering such Mortgage Loan;

(iii) Each Primary Insurance Policy insures the named insured and its successors and assigns, and the issuer of the Primary Insurance Policy is an insurance company whose claims-paying ability is currently acceptable to any nationally recognized rating agency;

(iv) Immediately prior to the assignment of the Mortgage Loans to the Initial Owner, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation), and no action has been taken or failed to be taken by the Company that would materially adversely affect the enforceability of any Mortgage Loan or the interests therein of any holder of the Mortgage Loans;

(v) No Mortgage Loan was 30 or more days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent in the 12-month period prior to the Cut-off Date;

(vi) Subject to clause (v) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

(vii) There is no delinquent tax or assessment lien against any Mortgaged Property;

(viii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(ix) There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiv) below;

(x) Each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect to any pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property, and the Company knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property;

(xi) Each Mortgage Loan as of the time of its origination and as of the Closing Date complied in all material respects with all applicable local, state and federal laws including, but not limited to, all applicable anti-predatory lending laws; any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with; the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(xii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (A) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (B) by summary foreclosure, if available under applicable law, and (C) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xiii) With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the Company to the trustee under any Mortgage that is a deed of trust;

(xiv) A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided as described in the Program Guide;

(xv) The Company has no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards on, in or that could affect any of the Mortgaged Property. The Mortgaged Property is in compliance with all local, State or federal environmental laws or regulations;

(xvi) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and on the Mortgagor’s failure to do so, authorize the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor;

(xvii) If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(xviii) Each Assigned Contract relating to each Pledged Asset Mortgage Loan is a valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights;

(xix) The Company is the holder of all of the right, title and interest as owner of each Pledged Asset Mortgage Loan in and to each of the Assigned Contracts delivered and sold to the Initial Owner hereunder, and the assignment hereof by the Company validly transfers such right, title and interest to the Initial Owner free and clear of any pledge, lien, or security interest or other encumbrance of any Person;

(xx) The full amount of the Pledge Amount with respect to such Pledged Asset Mortgage Loan has been deposited with the custodian under the Credit Support Pledge Agreement and is on deposit in the custodial account held thereunder as of the date hereof;

(xxi) The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS;

(xxii) No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

(xxiii) With respect to each Mortgage Loan, the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxiv) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xxv) The appraisal was made by an appraiser who satisfies the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxvi) Any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

(xxvii) Each Mortgage Loan was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (B) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (C) by a mortgage broker or correspondent lender in a manner such that any mortgage-backed securities backed by the Mortgage Loan would not fail to qualify as “mortgage related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

(xxviii) All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxix) Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment premiums) except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights;

(xxx) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xxxi) To the best of the Company’s knowledge, no Mortgagor has filed for relief under the Servicemembers Civil Relief Act or any similar state laws;

(xxxii) Each Mortgage constitutes a valid, subsisting, enforceable and perfected first lien on the related Mortgaged Property subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, and such other permissible title exceptions as are listed in the Program Guide, and (C) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment and marketability of the Mortgaged Property;

(xxxiii) No Mortgage Loan secured by a property located in the State of Georgia was originated on or after October 1, 2002  and before March 7, 2003;

(xxxiv) None of the Mortgage Loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (A) classified as a “high cost” home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (B) categorized as High Cost or Covered pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation;

(xxxv) No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(xxxvi) No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a prepayment premium beyond the three year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a prepayment premium beyond the five-year term following the origination of the Mortgage Loan;

(xxxvii) The Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxviii) Article XVI, Section 50(a)(6) of the Texas Constitution is not applicable to the Mortgage Loan or the origination thereof. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

(xxxix) The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of Cooperative Stock, in the case of a Cooperative Loan, or real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a mobile home or by a mixed-use property. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the Company’s knowledge, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties that contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes.

(xl) With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (A) the related manufactured housing unit is permanently affixed to the land, and (B) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee and (C) the related Mortgaged Property is not located in the state of New Jersey;

(xli) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(xlii) No Mortgage Loan was made in connection with the construction of a Mortgaged Property;

(xliii) Each Mortgage Loan has been serviced in accordance with Accepted Servicing Practices;

(xliv) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlv) Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Owner;

(xlvi) The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(xlvii) Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Owner) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(xlviii) The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(xlix) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan;

(l) To the knowledge of the Company, the Mortgaged Property is lawfully occupied under applicable law. To the knowledge of the Company, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(li) With respect to each Cooperative Loan, each Security Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (A) the lien of the related Cooperative for unpaid assessments representing the obligor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (B) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Cooperative Project;

(lii) With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Security Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Seller has the right under the terms of the Mortgage Note, Security Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(liii) With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same, which company is acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Apartment is located;

(liv) With respect to each Cooperative Loan, (A) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan and (B) there is no prohibition in any Proprietary Lease against pledging the Cooperative Stock or assigning the Proprietary Lease;

(lv) With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Stock and Proprietary Lease has been timely and properly made; and

(lvi) With respect to each Cooperative Loan, each Security Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Security Agreement contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof..

It is understood and agreed that the representations and warranties set forth in this Section 2.04 and Section 4 of the Reference Agreement shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Owner, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by either the Company or the Owner of a breach of any of the representations and warranties in this Section 2.04 or Section 4 of the Reference Agreement that materially and adversely affects the interest of the Owner in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of its discovery or its receipt of notice of any such breach, the Company shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Purchase Price, together with all expenses incurred by the Owner as a result of such repurchase and, if the Company is no longer the servicer of such Mortgage Loan, all unreimbursed servicing advances made by the Successor Servicer with respect to such Mortgage Loan. The Purchase Price for the repurchased Mortgage Loan shall be deposited by the Company in the Custodial Account and, upon receipt by the Owner of such Purchase Price, together with all expenses incurred by the Owner as a result of such repurchase and, if the Company is no longer the servicer of such Mortgage Loan, all unreimbursed servicing advances made by the Successor Servicer with respect to such Mortgage Loan, the Owner shall cause the Custodian to promptly deliver the related Mortgage File to the Company. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses (xi), (xxx), (xxxiv), (xxxv), (xxxvi), (xxxvii) or (xlix) of this Section 2.04, the Company shall repurchase such Mortgage Loan at the Purchase Price, together with all expenses incurred by the Owner as a result of such repurchase and, if the Company is no longer the servicer of such Mortgage Loan, all unreimbursed servicing advances made by the Successor Servicer with respect to such Mortgage Loan,. The Company shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Owner, as applicable, and shall pay all costs and expenses reasonably incurred by the Owner in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS. With respect to those representations and warranties that are made to the Company’s knowledge other than the representations included in Section 2.04(b)(l), if it is discovered by the Company or the Owner that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Owner in the related Mortgage Loan, notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

In addition to such repurchase obligation, the Company shall indemnify the Owner, its successors and assigns and the Successor Servicer as specified in Section 5.01. It is understood and agreed that the obligations of the Company set forth in this Section 2.04 to cure, or repurchase a defective Mortgage Loan, and in Section 5.01 to indemnify the Owner, its successors and assigns and the Successor Servicer constitute the sole remedies respecting a breach of the foregoing representations and warranties.

Section 2.05 Representations, Warranties and Covenants of the Initial Owner. The Initial Owner hereby represents and warrants to, and covenants with, the Company that as of the Closing Date:

(i) The Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company. Neither the Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii) The Initial Owner is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii) The Company and Initial Owner have executed this Agreement and the Reference Agreement contemporaneously with the sale of the Mortgage Loans by the Company to the Initial Owner and the transfer of the purchase price by the Initial Owner to the Company. The Board of Directors of the Initial Owner has approved this Agreement and the Reference Agreement and such approval is reflected in the minutes of the Board of Directors;

(iv) The Initial Owner shall maintain this Agreement and the Reference Agreement continuously, from the time of their execution, as an official record of the Initial Owner; and

(v) The Initial Owner has the full power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement and the Reference Agreement, has duly authorized the execution and delivery of this Agreement and the Reference Agreement, and this Agreement and the Reference Agreement each constitute the legal, valid and binding obligation of the Initial Owner, enforceable against it in accordance with their respective terms.

Notwithstanding the foregoing, the Initial Owner shall indemnify the Company for any loss or liability incurred by the Company arising (i) from any breach of warranty or representation of the Initial Owner made herein that materially and adversely affects the interests of the Company or (ii) by reasons of willful misfeasance, bad faith or negligence of the Initial Owner in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

Section 2.06 Protection of Confidential Information and Consumer Information. (a) The Owner agrees that the Sellers are customers of the Company and that the relationships between the Company and such Sellers are confidential (the “Confidential Information”). The Owner agrees that it shall not directly solicit the Sellers of Mortgage Loans for the purpose of purchasing loans similar to the Mortgage Loans from any such Seller following the Closing Date unless (i) such a relationship already exists between the Owner or its affiliates and such Seller, (ii) such a purchase of a mortgage loan is established by a broker or agent of the Owner, which agent or broker is acting independently, and neither the Owner nor its affiliates have provided such broker or agent with any Confidential Information, or (iii) such a purchase of a mortgage loan is in the Owner’s ordinary course of business and is not based on the use of Confidential Information. The Owner and the Company shall keep confidential and shall not, without the Company’s or Owner’s prior written consent, divulge to any party the price paid by the Owner for the Mortgage Loans, except to the extent that it is appropriate for the Owner or the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

(b) The Owner agrees that the Owner (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Company of any actual or suspected breach of the confidentiality of Consumer Information.

The Owner shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of the Owner’s failure to perform the obligations set forth in this Section 2.06(b).

(c) The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Owner of any actual or suspected breach of the confidentiality of Consumer Information.

The Company shall indemnify, defend and hold the Owner harmless from and against any loss, claim or liability the Owner may suffer by reason of the Company’s failure to perform the obligations set forth in this Section 2.06(c).

(d) The agreements under this Section 2.06 shall survive any termination of this Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01 Company to Act as Servicer. The Company shall act as master servicer, and in such capacity shall service and administer the Mortgage Loans in accordance with this Agreement and Accepted Servicing Practices, and in connection therewith shall follow such procedures as it would employ in its good faith business judgment which are normal and usual in its general mortgage servicing activities for mortgage loans similar to the Mortgage Loans, and as if the loans were owned by the Company. The Company shall have full power and authority to the extent provided herein, acting alone and/or through the Subservicer as provided in Section 3.02, to do or cause to be done any and all things which it may deem necessary or desirable in connection with such servicing and administration. The Company will perform its duties and obligations as master servicer hereunder in accordance with all applicable laws in all material respects. The Owner shall furnish the Company and any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Company to service and administer the Mortgage Loans.

Section 3.02 Agreements Between Company and Subservicer. The Company may enter into one or more Subservicing Agreements with one or more Subservicers for the servicing and administration of the Mortgage Loans. Each Subservicer shall be approved by the Company as a servicer in accordance with the terms and conditions of the Program Guide and shall be entitled to receive and retain the Subservicing Fee in respect of the related Mortgage Loans. References in this Agreement to actions taken or to be taken by the Company in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Company. Each Subservicing Agreement will be upon such terms and conditions as are required or permitted by the Program Guide and are not inconsistent with this Agreement. Any Subservicing Agreement shall be deemed to be between the Subservicer and the Company alone and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as hereinafter set forth in this Section 3.02.

The Company further is authorized and empowered by the Owner, in its own name or in the name of the Subservicer, when the Company believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns. The cost of any such registration, removal, assignment or re-recording shall be paid by the Owner.

The Company shall be entitled to terminate any Subservicing Agreement that may exist and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Company or the Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Company, and the Company shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

The Company shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans.

Notwithstanding anything to the contrary, the Company shall not hire or otherwise utilize a subservicer hereunder unless it has provided prior written notice to the Owner and its designee. Any subservicer must agree in writing to comply with Sections 3.14, 3.18 and 3.20 and to provide such information relating to such subservicer as the Owner or its designee may request from time to time in order to permit the Owner or its designee to comply with Regulation AB in connection with any Securitization Transfer.

In the event the Company shall for any reason no longer be the master servicer of the Mortgage Loans hereunder, the Successor Servicer appointed pursuant to Section 8.01, if any, or the Owner, as the case may be, shall thereupon assume all of the rights and obligations of the Company under each Subservicing Agreement that may have been entered into, unless the Subservicer or Owner is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms.

Section 3.03 Collection of Certain Mortgage Loan Payments and Liquidation of Mortgage Loans. The Company shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) only upon determining that the coverage of such Mortgage Loan by the related mortgage insurance policy if any, will not be affected, extend the Due Dates for the Monthly Payments due on a Mortgage Note in accordance with the Program Guide.

Section 3.04 Principal and Interest Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more principal and interest accounts in accordance with the Program Guide. The Subservicer will generally be required to deposit into such accounts all proceeds of Mortgage Loans received by the Subservicer, less its servicing compensation, and remit such amounts to the Company as described in the Subservicing Agreement.

Section 3.05 Escrow Accounts. In addition to the principal and interest account described in Section 3.04, the Company shall cause each Subservicer pursuant to the related Subservicing Agreement to establish and maintain one or more escrow accounts for the benefit of the Company and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, mortgage insurance policy premiums, if applicable, and comparable items for the account of the Mortgagors.

Section 3.06 Custodial Account. The Company shall establish and maintain one or more Custodial Accounts, which may be interest bearing accounts. A Custodial Account may contain funds which do not belong to the Owner. Except as otherwise set forth below, the following payments and collections shall be deposited therein (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date): (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans, net of the Subservicing Fee or any portion of the Servicing Fee payable to the Subservicer; (iii) all Insurance Proceeds and Liquidation Proceeds; (iv) any Monthly Advances; (v) all proceeds of any Mortgage Loan repurchased pursuant to Sections 2.01(c), 2.02, 2.04 and clause (iii) of Section 7.01; (vi) any amounts required to be deposited pursuant to the first paragraph of Section 3.08 and (vii) any amounts received by the Company in respect of Pledged Assets.

With respect to Liquidation Proceeds, Insurance Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 received in any calendar month, the Company may elect to treat such amounts as included in the Principal Remittance Amount for the Remittance Date in the month of receipt, but is not obligated to do so. If the Company so elects, such amounts will be deemed to have been received on the last day of the month prior to the receipt thereof.

Section 3.07 Permitted Withdrawals From the Custodial Account. The Company may, from time to time as provided herein, make withdrawals from the Custodial Account for the following purposes:

(i) to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself for Monthly Advances, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made;

(iii) to reimburse itself as to any Liquidated Mortgage Loan from related Liquidation Proceeds for related Monthly Advances, Insured Expenses and Liquidation Expenses, and to reimburse itself for any unpaid servicing compensation on such Liquidated Mortgage Loan;

(iv) to reimburse itself as to any Mortgage Loan which became an REO Property, from related Liquidation Proceeds for related Insured Expenses and Liquidation Expenses;

(v) (a) to pay to itself as servicing compensation any interest in respect of Partial Prepayments and any interest earned on or investment income with respect to funds in the Custodial Account and (b) to pay to itself as to each Mortgage Loan the Servicing Fee, and to the related Subservicer the Subservicing Fee;

(vi) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.01(c), 2.02 and 2.04 all amounts received thereon and not required to be distributed to the Owner;

(vii) to reimburse itself for any Nonrecoverable Monthly Advance or to reimburse itself for any Liquidation Expenses not previously recovered pursuant to subclauses (iii) and (iv) above;

(viii) to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 5.01;

(ix) to reimburse itself for any other expenses incurred and reimbursable to it pursuant to Section 3.12 or otherwise; and

(x) to clear the Custodial Account of all amounts on deposit therein attributable to the Mortgage Loans upon the termination of this Agreement.

Section 3.08 Permitted Instruments. The depository institution at which the Custodial Account has been established may at the direction of the Company, invest the funds in the Custodial Account in Permitted Instruments, which shall mature not later than the Remittance Date next following the date of such investment. Subject to Section 3.16, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as such losses are realized. As used herein, Permitted Instruments shall include the following:

(i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations with respect to any security described in clause (i) above maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by any nationally recognized rating agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a depository institution holding company system, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by any nationally recognized rating agency in its highest short-term rating available; and provided further that, if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign bank or trust company shall exceed 30 days, the short-term rating of such institution shall be rated by any nationally recognized rating agency in its highest short-term rating available;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has a remaining maturity of not more than 30 days and has been rated by any nationally recognized rating agency in its highest short-term rating available;

(v) a money market fund or a qualified investment fund rated by any nationally recognized rating agency in its highest short-term rating available; and

(vi) other obligations or securities that are acceptable to any nationally recognized rating agency as a Permitted Instrument, as evidenced in writing.

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor’s and Fitch and Aaa in the case of Moody’s, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor’s, P-1 in the case of Moody’s and either A-1 by Standard & Poor’s, P-1 by Moody’s or F-1 by Fitch in the case of Fitch.

Section 3.09 Primary Insurance Policies. The Company shall not take any action which would result in non-coverage under any applicable mortgage insurance policy or any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is in full force and effect on the Mortgage Loans as of the Cut-off Date, the Company shall use reasonable efforts to keep or cause to be kept in full force and effect each such mortgage insurance policy until the principal balance of the related Mortgage Loan is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%. The Company shall pay or use reasonable efforts to cause the premium for each mortgage insurance policy to be paid on a timely basis.

Section 3.10 Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a) The Company shall use reasonable efforts to cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage and flood insurance in accordance with the Program Guide. Any amounts applied to the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10(a) and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself and the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Company’s officers and employees and other persons acting on behalf of the Company in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in addition to other mortgage loans being serviced and administered by the Company.

Section 3.11 Enforcement of Due-On-Sale Clauses.

(a) When any Mortgaged Property is conveyed, the Company shall declare such Mortgage Loan due and payable and shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage in accordance with the Program Guide, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy. Notwithstanding the foregoing:

(i) the Company shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption which the Company is restricted by law from preventing; and

(ii) if the Company determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Company shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Owner, or if an instrument of release signed by the Owner is required releasing the Mortgagor from liability on the Mortgage Loan, the Company is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Owner, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. The Company shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any related insurance policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any related Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Company’s or the Subservicer’s good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Company in accordance with the foregoing, the Custodian shall execute any necessary instruments for such assumption or substitution of liability as directed by the Company. Upon the closing of the transactions contemplated by such documents, the Company shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fees collected by the Company or the related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Company or such Subservicer as additional servicing compensation. The Company shall notify the Owner, in writing, of any such assumption, modification, supplement or substitution of liability with respect to any Mortgage Loan and the date thereof.

(c) The Company or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. Any fee collected by the Company or the related Subservicer for processing such a request will be retained by the Company or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Custodian and Company shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Custodian and Company with a “Certification” in the form attached hereto as Exhibit F, in form and substance satisfactory to the Custodian and Company, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan, upon approval of such assignment in lieu of satisfaction with respect to any Mortgage Loan, the Company shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Company shall treat such amount as a Full Prepayment with respect to such Mortgage Loan for all purposes hereof.

Section 3.12 Realization Upon Defaulted Mortgage Loans. (a) The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03. In connection with such foreclosure or other conversion, the Company shall, consistent with this Agreement, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided that the Company shall not be liable in any respect hereunder if the Company is acting in a manner that is consistent with the provisions of this Agreement and the Custodial Agreement. The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Owner after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.07. In the event of a determination by the Company pursuant to this Section 3.12(a), the Company shall be entitled to reimbursement of its funds so expended pursuant to Section 3.07. The Company shall be responsible for all other costs and expenses incurred by it in any such proceeding; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.07.

For so long as the Company is the Master Servicer under the Credit Support Pledge Agreement, the Company shall perform its obligations under the Credit Support Pledge Agreement in accordance with such Agreement and in a manner that is in the best interests of the Initial Owner. Further, the Company shall use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03; provided that the Company shall not, on behalf of the Initial Owner, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Company shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Company shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Company would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. Any other payment received by the Company in respect of such Pledged Assets shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.07.

(a) Any proceeds collected by the Subservicer and received by the Company with respect to any Mortgage Loan, including without limitation, Insurance Proceeds, Liquidation Proceeds or any other proceeds realized with respect to the sale of the Mortgage Loan (other than any such amounts relating to REO Property) shall be applied as follows: first, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances with respect to such Mortgage Loan and servicing advances and expenses incurred by the Subservicer and the Company with respect to such Mortgage Loan in accordance with the Program Guide and this Agreement, including without limitation, taxes, assessments and hazard insurance premiums; second, to pay to the Company any unpaid Servicing Fees and Subservicing Fees owed with respect to the related Mortgage Loan; third, to pay to the Owner an amount equal to accrued and unpaid interest on the Principal Balance of such Mortgage Loan at the Mortgage Loan Remittance Rate to the Due Date prior to the Remittance Date on which such amounts are to be distributed; fourth, to pay to the Owner an amount equal to the Principal Balance of such Mortgage Loan; and fifth, to pay to the Company any amounts remaining.

Section 3.13 Owner to Cooperate; Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan or upon the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Owner and the Custodian by delivering to the Owner and the Custodian a Request for Release. Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to release the related Mortgage File to the Company. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to funds attributable to the Mortgage Loans on deposit in the Custodial Account.

(a) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company will deliver to the Owner and the Custodian a Request for Release. Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to deliver the related Mortgage File, as requested, to the Company. The Company shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially.

Section 3.14 Reports to the Owner.

(a) The Company will deliver to the Owner on or before March 15 of each year, beginning with the first March 15 that occurs at least six (6) months after the Cut-off Date, a certificate of an officer of the Company stating, as to each signer thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under agreements similar to this Agreement has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled its obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer’s knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations as it relates to the Mortgage Loans, specifying such default known to such officer and the nature and status thereof.

(b) On or before March 15 of each year, beginning with the first March 15 that occurs at least six (6) months after the initial Cut-off Date, the Company shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under various agreements (including this Agreement) similar one to another and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report (the “USAP Report”). The Company shall use its best efforts to eliminate any such reported exceptions or errors as promptly as practicable.

(c) If the Company services mortgage loans included in a Securitization Transfer registered with the Commission, and the Owner has determined that it must obtain from the Company the report described herein in order to comply with its obligations under Regulation AB, the Owner shall so notify the Company in writing. On or before March 15th of each year following the calendar year in which such notice is received, the Company shall furnish to the Owner a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Company pursuant to Subsection 3.20, as required by Rules 13a-18 and 15d-18 of the Securities Exchange Act and Section 1122(b) of Regulation AB, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; provided, however, that if the USAP Report satisfies these requirements no separate report shall be required.

Section 3.15 REO Property. In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale to the REO Property shall be taken in the name of the Owner of the related Mortgage Loan on the date (the “Acquisition Date”) on which such Mortgaged Property becomes an REO Property, or in the name of such other Person or Persons as requested by the Owner, provided, however, that title to the REO Property shall not be taken in the name of the Company unless the Company has obtained an Opinion of Counsel satisfactory to it from an attorney duly licensed to practice law in the State where the REO Property is located to the effect that the Company shall not suffer any adverse tax, financial, regulatory or licensing consequences as a result of obtaining record title to the REO property. The Person or Persons other than the Owner holding record title to an REO Property shall acknowledge in writing that such title is being held as nominee for the Owner.

The Company by itself or through an affiliate shall manage or cause the Subservicer to manage the REO Property in accordance with the terms and provisions of the Program Guide and in a manner that is consistent with the manner in which it would manage its own property, and in a manner that is in the best interests of the Owner. Any proceeds collected by the Subservicer after the Acquisition Date with respect to the REO Property, including without limitation, insurance, liquidation or any proceeds realized with respect to the sale or rental of the REO Property (collectively, the “Cash Receipts”) shall be promptly applied as follows: First, to pay the commission of the broker, if any, who introduced the purchaser of the REO Property to the Subservicer; Second, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances and pre and post Acquisition Date cash outlays made by the Subservicer and the Company (or such affiliate) with respect to such REO Property in accordance with the Program Guide, including without limitation, taxes, assessments and hazard insurance premiums; and Third, to pay a management fee to the Company in an amount equal to the greater of (a) $200 per month for each month which has expired since the Acquisition Date, and (b) $1,000. All Cash Receipts remaining thereafter shall be distributed to the Owner on the Remittance Date which occurs in the month following the sale of the REO Property.

Upon prior written notice to the Company, the Owner shall have the right, but not the obligation, to request the transfer of servicing of any Mortgaged Property that becomes an REO property from the Company to the Owner, or as otherwise designated by the Owner. Such notice shall be provided within 30 days of the Mortgaged Property becoming an REO property. All unreimbursed Monthly Advances and pre and post Acquisition Date cash outlays made by the Subservicer and the Company (or any affiliate) with respect to such REO property shall be deducted from the Remittance Amount, on any subsequent Remittance Date until reimbursed in full. Such transfer shall occur 10 Business Days after the date of such written notice or such date as is mutually agreeable to the Company and the Owner. After the date of such transfer, the Company shall have no further obligation hereunder to service or remit funds with respect to such REO Property.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Company and the Owner hereby agree that the Subservicer shall be relieved of its obligation, as set forth in the Program Guide, to advance to the Company on the 18th day of the month following the Acquisition Date uncollected principal and net interest with respect to the Mortgage Loan relating to the REO Property.

Section 3.16 Compensating Interest. Notwithstanding any other provisions contained herein, the amount of servicing compensation that the Company shall be entitled to receive for its activities hereunder for the period ending on each Remittance Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Remittance Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Company is entitled pursuant to Section 3.07, and second, to any income or gain realized from any investment of funds held in the Custodial Account to which the Company is entitled pursuant to Section 3.08. In making such reduction, the Company (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.07, and (ii) will not withdraw from the Custodial Account any such amount to which it is entitled pursuant to Section 3.08.

Section 3.17 Filing Requirements. In the event that the Mortgage Loans in a Mortgage Pool are transferred by the Owner directly or indirectly to a securitization trust (a “Securitization Trust”), other than pursuant to Section 3.18(a), then, upon request of the Owner or any other person as specified in the related pooling and servicing agreement or similar agreement (and except as otherwise specified therein), the Company shall cause the servicing officer in charge of servicing of the Company to execute and deliver a certification (the “Backup Certification”) in the form attached hereto as Exhibit H in connection with such Securitization Trust, not later than March 20 of each calendar year following the first fiscal year of the Securitization Trust; provided that such Backup Certification shall no longer be required if periodic reports under the Securities Exchange Act of 1934 are no longer required with respect to the Securitization Trust.

Section 3.18 Reconstitution.

(a) The Company and the Owner agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Owner’s sole option, the Owner may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii) Freddie Mac (a “Freddie Mac Transfer”); or

(iii) one or more third party purchasers in a transfer of a pool of mortgage loans (a “Whole Loan Transfer”); or

(iv) one or more trusts or other entities to be formed as part of an issuance of mortgage-backed securities (a “Securitization Transfer”).

(b) The Company agrees to execute (i) in connection with any Fannie Mae Transfer or Freddie Mac Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Company among the Owner, the Company, Fannie Mae or Freddie Mac (as the case may be) and any servicer, (ii) in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Company, and (iii) in connection with a Securitization Transfer, an assignment, assumption and recognition agreement or similar agreement in form and substance reasonably acceptable to the Company (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”); provided, however, that (A) no Reconstitution Agreement will contain any obligations or agreements on the part of the Company that are greater than those contained in this Agreement and (B) the Company shall be under no obligation to execute a pooling and servicing agreement or any other form of public document in connection with any such Reconstitution.

(c) The Owner shall reimburse the Company for all reasonable out-of-pocket costs and expenses incurred in connection with the delivery of any accountant’s comfort letter requested of the Company by the Owner in connection with any Securitization Transfer.

(d) With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Owner, the Company agrees (i) to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable due diligence procedures; (ii) to deliver a customary opinion of counsel in form and substance reasonably satisfactory to the Owner if requested by the Owner; (iii) to restate the representations and warranties set forth in Section 2.04(a) and Section 2.04(b)(xliii) of this Agreement as of the Reconstitution Date; (iv) to restate, with respect to each Mortgage Loan, as of the Closing Date of the purchase of such Mortgage Loan by the Initial Owner, the representations and warranties set forth in Section 2.04(b) of this Agreement directly to the subsequent Owner; (v) to deliver to the Owner and any prospective purchaser within 5 Business Days after request by Owner or prospective purchaser, the information with respect to itself that is required by Item 1110 of Regulation AB or Item 1108(b) and 1108(c) of Regulation AB; and (vi to deliver to the Owner and any prospective purchaser within 5 Business Days after request by Owner, Static Pool Information set forth in Item 1105(a)(2) and (3) of Regulation AB with respect to those mortgage loans that were originated by the Company and are similar to the Mortgage Loans.

(e) The Company shall use its reasonable best efforts to execute, deliver and satisfy all conditions set forth in an indemnification agreement substantially in the form of Exhibit I hereto. Any indemnification obligation of the Company under any such indemnification agreement shall be subject to the Company’s prior approval of the disclosure for which indemnification will be provided.

(f) The Company shall indemnify the Owner, each Affiliate designated by the Owner, each Person who controls the Owner or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information provided by or on behalf of the Company regarding the Company, its servicing practices, any originator or the Mortgage Loans pursuant to this Section 3.18, the Company’s Static Pool Information as described above or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution, or any omission to state a material fact necessary to make the statements included in such information not misleading. For purposes of the previous sentence, “Owner” shall mean the Person then acting as the Owner under this Agreement and any and all Persons who previously were “Owners” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

(g) In the event the Owner has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date, the Company shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Company acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Company shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Company’s receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Owner, any note endorsement in connection with any and all seller/servicer agreements.

(h) All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 3.19 Credit Risk Advisor. The Owner may in its discretion designate an entity to act as credit risk advisor for the Mortgage Loans; provided that (a) the credit risk advisor shall have no control over the servicing activities of the Company under the related pooling and servicing agreement, (b) the credit risk advisor must execute a confidentiality agreement and other documentation customarily used by the Company in connection with similar transactions, in forms acceptable to the Company in its sole discretion, and (c) the Company shall not be required to alter its computer programs or customary servicing practice without the Company’s consent or to incur any expenses to provide such reports in any manner that is inconsistent with the Company’s reporting procedures as of the date hereof, unless the Owner shall reimburse the Company for the costs associated with such customized reports.

Section 3.20 Assessment of Servicing Compliance. If the Company services mortgage loans included in a Securitization Transfer registered with the Commission, and the Owner has determined that it must obtain from the Company the assessment described herein in order to comply with its obligations under Regulation AB, the Owner shall so notify the Company in writing. On or before March 15th of each year following the date of such notice, beginning with the March 15th that is at least three months later than the date of such notice, the Company shall deliver to the Owner or its designee a report regarding its assessment of compliance with “Servicing Criteria” as required by, and described in, Rules 13a-18 and 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB.

ARTICLE IV

PAYMENTS TO THE OWNER

Section 4.01 Distributions. On each Remittance Date the Company shall distribute to the Owner of record on the next preceding Record Date either in immediately available funds (by wire transfer or otherwise), if such amount is in excess of $5,000, to the account of such Owner in accordance with the wire instructions set forth in, or provided to the Company in accordance with, Section 8.04, or otherwise by check mailed to such Owner, the Remittance Amount payable to such Owner.

Section 4.02 Statements to the Owner. Concurrently with each distribution charged to the Custodial Account, the Company shall forward by mail to the Owner, and make available to the Owner via electronic format, a statement setting forth certain information in respect of the Mortgage Loans including:

(i) the amount, if any, of such distribution allocable to principal and/or interest;

(ii) the amount of related servicing compensation received by the Company and the Subservicer and such other customary information as the Company deems necessary or desirable to enable the Owner to prepare its tax returns;

(iii) the number and aggregate Principal Balance of the Mortgage Loans at the close of business on such Remittance Date after giving effect to all distributions allocable to principal made on such Remittance Date, including, for this purpose, the Principal Balances of all Mortgage Loans purchased pursuant to Section 2.02 or 2.04 the proceeds of which are being distributed on such Remittance Date;

(iv) on the basis of the most recent reports furnished to it by the Subservicer, the number and aggregate principal balances of Mortgage Loans in each Mortgage Pool delinquent (a) one month, (b) two or more months, and (c) the number and aggregate balance of Mortgage Loans that are in foreclosure;

(v) the number and aggregate balance of REO Properties;

(vi) the Pass-Through Rate for such Remittance Date; and

(vii) Static Pool Information.

The Company may make Static Pool Information available to the Owner through a website that the Company will update from time to time, rather than including this information in regular statements to the Owner, provided that the Company shall deliver such information in electronic or hard copy upon request of the Owner. Within a reasonable period of time after the end of each calendar year, the Company shall furnish to the Owner a statement containing the information set forth in clauses (i) and (ii) above aggregated for such calendar year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Code as from time to time in force. The Company shall promptly notify the Owner of (i) any litigation or governmental proceedings pending against the Company of the type described in Section 2.04(a)(v) or (ii) any affiliations or relationships that may develop following a Securitization Transfer registered with the Commission between the Company and any of the Persons identified in Item 1119 of Regulation AB.

Section 4.03 Distribution Reports; Monthly Advances by the Company. Prior to the close of business on the Business Day next succeeding each Determination Date, the Company shall forward by mail to the Owner, and make available to the Owner via electronic format, a statement to the Owner setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal of and interest on the Mortgage Loans. Prior to such time as title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, on or before each Remittance Date, the Company shall either (i) deposit in the Custodial Account an amount equal to the Monthly Advance, if any, or (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account that are being held for future distribution or withdrawal or which do not belong to the Owner have been used by the Company in discharge of any such Monthly Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance. Any funds being held for future distribution to the Owner and so used shall be replaced by the Company by deposit in the Custodial Account on any future Remittance Date to the extent that funds in the Custodial Account relating to the Mortgage Loans on such Remittance Date shall be less than payments to the Owner required to be made on such date.

Section 4.04 Reports and Returns to Be Filed by the Company. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

ARTICLE V

THE COMPANY

Section 5.01 Liability of the Company and Others.

(a) The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

(b) Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c) The Company shall indemnify the Owner and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Company’s indemnification obligation under this Section 5.01) and related costs, judgments, and any other costs, fees and expenses that the Owner or the Successor Servicer may sustain arising out of, resulting from, caused by, or claimed by a third party to have been caused by or resulted from (i) any breach of any of Company’s representations, warranties or covenants set forth in this Agreement or (ii) the failure by the Company to perform its duties hereunder or under a Reconstitution Agreement. The Company immediately shall notify the Owner if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim. The Owner promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Company’s indemnification pursuant to the first sentence of this Section 5.01(c).

(d) The Owner shall indemnify and hold harmless the Company and any director, officer, employee or agent of the Company against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or legal action relating to the servicing of the Mortgage Loans under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, or by reason of a material breach by the Company of any representation or warranty made by it herein.

(e) The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its discretion undertake any such legal action relating to the servicing of the Mortgage Loans under this Agreement that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and is in accordance with Accepted Servicing Practices. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable or reimbursable out of the Custodial Account as provided by Section 3.07 and, notwithstanding any other provision hereof, distributions pursuant to Section 4.01 shall be reduced accordingly.

(f) For purposes of this Section 5.01, “Owner” shall mean the Person then acting as the Owner under this Agreement and any and all Persons who previously were “Owners” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Section 5.02 Merger or Consolidation of the Company. The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.03 Company Resignation; Assignment of Agreement. The Company may assign this Agreement or resign from the obligations and duties hereby imposed on it upon 60 days prior written notice to the Owner. Upon the Company’s resignation, the Owner shall either assume the responsibilities, duties, rights and obligations of the Company or appoint a Successor Servicer in accordance with Section 8.01. No such resignation shall become effective until a successor which satisfies the requirements of Section 8.01 and is mutually acceptable to the Company and the Owner has assumed the Company’s duties hereunder, unless a determination has been made that the Company’s duties hereunder are no longer permissible under applicable law.

Section 5.04 Compliance With REMIC Provisions. If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such an action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 5.05 Right to Examine Company Records. The Owner, or its designee, shall have the right to examine and audit any of the related books, records or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Owner shall pay its own travel expenses and any other costs and expenses incurred by the Owner and the Company associated with such examination.

The Company shall provide to the Owner and any supervisory agents or examiners which may relate to the Owner access to any documentation regarding the Mortgage Loans which may be required by any applicable regulations, including but not limited to any disaster recovery/business continuity plan and/or any measures taken by the Company to protect Consumer Information. Such access shall be afforded without charge, upon reasonable request, upon five Business Days prior written notice, during normal business hours and at the offices of the Company, all in accordance with applicable federal government regulations.

ARTICLE VI

DEFAULT

Section 6.01 Events of Default of the Company. Event of Default, wherever used herein, means any one of the following events:

(i) the Company shall fail to remit to the Owner any payment required to be made under the terms of this Agreement and such failure shall continue unremedied for a period of 2 days after the date upon which written notice or oral notice (promptly confirmed in writing) of such failure, requiring such failure to be remedied, shall have been given to the Company by the Owner; or

(ii) the Company shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Agreement as it relates to the Owner and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Owner; provided, however, that no Event of Default shall occur until 60 days after the date of such notice if the Company is diligently proceeding to cure any such failure; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; provided, however, that no Event of Default shall occur until 60 days after the date of such notice if the Company is diligently proceeding to discharge or stay such decree or order; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of the property of the Company; or

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner by notice in writing to the Company, may terminate all of the rights and obligations of the Company under this Agreement other than its right to receive servicing compensation for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and may exercise any and all other remedies available at law or equity; provided, however, that any liability of the Company under this Agreement arising prior to such termination shall survive. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement shall, in accordance with Section 8.01, pass to and be vested in the Owner or the Successor Servicer appointed pursuant to Section 8.01. If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the owner thereof.

Section 6.02 Waiver of Defaults. The Owner may waive such default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default, as defined in Section 6.01, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

TERMINATION

Section 7.01 Termination. The obligations and responsibilities of the Company hereunder shall terminate upon the earlier of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in the Mortgage Pool and the remittance of all funds due hereunder, or (ii) by mutual consent of the Company and the Owner in writing or (iii) the purchase by the Company of all Mortgage Loans in the Mortgage Pool and all property acquired in respect of any such Mortgage Loan remaining subject to this Agreement at a price equal to the aggregate Principal Balance of such Mortgage Loans (including, with respect to any such Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired, the Principal Balance thereof as of the date of such acquisition), together with interest on such aggregate Principal Balance at the then applicable Pass-Through Rate to the first day of the month in which such repurchase price is distributed to the Owner.

The right of the Company to purchase all the Mortgage Loans in the Mortgage Pool and any related Mortgaged Properties pursuant to clause (iii) in the preceding paragraph is conditioned upon the number of outstanding Mortgage Loans equaling five (5) or less at the time of purchase. In addition, the Custodian shall, promptly following payment of the purchase price, release to the Company the Mortgage Files pertaining to the Mortgage Loans being purchased.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 Successor to the Company. Any successor servicer appointed as provided herein (the “Successor Servicer”) shall have a net worth of not less than $10,000,000 and shall execute, acknowledge and deliver to the Company and the Owner an instrument accepting such appointment, whereupon such Successor Servicer shall succeed to the rights and obligations of the Company under the Subservicing Agreements and shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company with like effect as if originally named as a party to this Agreement. The Successor Servicer shall promptly deliver a copy of any such instrument to the Custodian. In connection with the termination or resignation of the Company as servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the Successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the Successor Servicer. The Company shall file or cause to be filed any such assignment in the appropriate recording office. The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 8.02 Entire Agreement; Amendment. This Agreement may be amended from time to time by the Company and the Owner by written agreement signed by the Company and the Owner. This Agreement shall constitute the entire agreement between the parties.

Section 8.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04 Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by overnight courier to (a) in the case of the Company, Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: Office of the President, and Residential Funding Corporation, 2255 N. Ontario Street, Suite 400, Burbank, California 91504, Attention: Servicing Manager and/or such other address as may hereafter be furnished to the Owner in writing by the Company, (b) in the case of the Initial Owner, Goldman Sachs Mortgage Company, 100 2nd Avenue South, Suite 200N, St. Petersburg, Florida 33701, Attention: Sally S. Bartholmey, or such other address or addresses as may hereafter be furnished to the Company in writing by the Initial Owner, (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Owner, and (d) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 Tenth Avenue Southeast, Minneapolis, Minnesota 55414, Attention: Mortgage Document Custody, or such other address or addresses as may hereafter be furnished to the Company in writing by the Custodian.

Distributions that may be made by wire transfer pursuant to Section 4.01 shall be made in accordance with the wire instructions provided in the Reference Agreement or in accordance with such other instructions as may hereafter by furnished to the Company in writing by the Owner, provided that such instructions have been received by the Company prior to the Record Date.

Section 8.05 Severability of Provisions. If any provision of this Agreement or the Reference Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining provisions of this Agreement and the Reference Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Reference Agreement.

Section 8.06 No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

Section 8.07 Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.08 Counterparts; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.03, this Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

RESIDENTIAL FUNDING CORPORATION,
a Delaware corporation

By:
Name:
Title:  Director

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE
FUNDING CORP.
a New York corporation, as General Partner

By:
Name:
Title:

EXHIBIT A

FORM OF REFERENCE AGREEMENT

[GOLDMAN FORM TO BE INSERTED

EXHIBIT B

FORM OF CUSTODIAL AGREEMENT

EXHIBIT C

FORM OF SUBSERVICING AGREEMENT

This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this “Contract”) is made this _______ day of _________, ______, by and between Residential Funding Corporation, its successors and assigns (“Residential Funding”) and __________________________ (the “Seller/Servicer,” and, together with Residential Funding, the “parties” and each, individually, a “party”).

WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the “Guides”).

NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1. Incorporation of Guides by Reference.

The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2. Amendments.

This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3. Representations and Warranties.

a. Reciprocal Representations and Warranties.

The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(a)
Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(b)	This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(c)	There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(d)
Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b. Seller/Servicer’s Representations, Warranties and Covenants.

In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4. Remedies of Residential Funding.

If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5. Seller/Servicer’s Status as Independent Contractor.

At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6. Prior Agreements Superseded.

This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7. Assignment.

This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8. Notices.

All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:

Attention:

Telefacsimile Number: (____) _______ - _______

9. Jurisdiction and Venue.

Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10. Miscellaneous.

This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

SELLER/SERVICER
ATTEST: [Corporate Seal] (If none, so state.)	(Name of Seller/Servicer) By: (Signature)

(Typed Name)	By: (Typed Name)
Title:	Title:

ATTEST:	RESIDENTIAL FUNDING CORPORATION By: (Signature)

(Typed Name)	By: (Typed Name)

Title:	Title:

EXHIBIT D

RESERVED

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated _______, among ___________ (“Assignor”), ____________ (“Assignee”) and ____________ (“Company”).

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. With respect to the mortgage loans listed in Schedule A hereto (the “Mortgage Loans”), the Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under that certain Sale and Servicing Agreement, Fixed Rate Mortgage Loans, Series ________ - ________ (the “Servicing Agreement”), dated as of ____________, _________________ by and between the Company and _________________, the Mortgage Loans delivered thereunder by the Company to the Assignor and that certain Custodial Agreement, Series ________ - ________ (the “Custodial Agreement”), dated as of _______________, ____________, by and among the Company, __________________________ and Wells Fargo Bank, N.A., as custodian.

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Servicing Agreement but free from any other claims and encumbrances;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement or the Mortgage Loans;

c. Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company pursuant to Section 2.03 of the Servicing Agreement that:

a. The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the Custodial Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Owner thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

c. The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

d. The Assignee shall indemnify the Company for any loss or liability incurred by the Company arising (i) from any breach of warranty, representation or covenant of the Assignee made herein that materially and adversely affects the interests of the Company or (ii) by reasons of willful misfeasance, bad faith or negligence of the Assignee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder; and

e. The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreement is:

[Assignee’s address]
Attention:
Telephone:
Fax:
Email:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

For the account of
ABA#:
A/C#:
A/C Name:

Taxpayer ID#:

4. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans. The Company acknowledges that the Mortgage Loans may become part of a REMIC and the Company shall service the Mortgage Loans in accordance with the Servicing Agreement, the terms of which are incorporated herein by reference, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

5. Capitalized words and phrases used but not otherwise defined in this Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Servicing Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
[Name of Assignor]	[Name of Assignee]

By: Name: Title:	By: Name: Title:

Taxpayer Identification No.	Taxpayer Identification No.

Company
[Name of Company]

By: Name: Title:

Series 2005-[___]

SCHEDULE A

MORTGAGE LOAN SCHEDULE

EXHIBIT F

FORM OF CERTIFICATION

___________, ______

Residential Funding Corporation
8400 Normandale Lake Drive
Suite 250
Minneapolis, Minnesota 55437

[Address of Custodian]

Re:	Fixed Rate Mortgage Loans,
Series - - Assignment of Mortgage Loan

Ladies and Gentlemen:

This letter is delivered to you in connection with the assignment by _________________ (the “Owner”) to (the “Lender”) of (the “Mortgage Loan”) pursuant to Section 3.11(d) of the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of ____________________, among Residential Funding Corporation, as company (the “Company”) and, ____________________, as Initial Owner. All terms used herein and not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Company and the Custodian that:

(i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.

Very truly yours,

_____________________________
(Lender)

By:
Name:
Title:

EXHIBIT G

FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re:  REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Sale and Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one)	Mortgage Loan Prepaid in Full
Mortgage Loan Repurchased
Mortgage Loan in Foreclosure

“We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Sale and Servicing Agreement.”

Residential Funding Corporation
Authorized Signature

TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Sale and Servicing Agreement.

Enclosed Documents:	□	Promissory Note
	□	Primary Insurance Policy
	□	Mortgage or Deed of Trust
	□	Assignment(s) of Mortgage or Deed of Trust
	□	Title Insurance Policy
	□	Other:

Name

Date

Title

EXHIBIT H

FORM OF BACK-UP CERTIFICATION

The undersigned, a ____________ of Residential Funding Corporation (“RFC”), hereby certifies that:

1. The information provided to [______________] during the 20___ calendar year with respect to the Mortgage Loans serviced by RFC, is accurate and complete in all material respects as of the last day of such year.

2. Based on my knowledge, all information required to be provided by RFC under the [applicable agreement] [Program Guide] has been provided as required.

3. RFC has fulfilled its obligations as required by the [applicable agreement] [Program Guide], except as disclosed in the attached explanation.

4. RFC has disclosed to its independent auditor, who issue the independent auditor’s report on the Uniform Single Attestation Program for Mortgage Bankers for RFC, any deficiencies relating to RFC’s compliance with the minimum servicing standards under the [applicable agreement] [Program Guide].

RESIDENTIAL FUNDING CORPORATION

By:_____________________________________

Name:

Title:

Date: